Exhibit 10.1

INTEREST PAYMENT OPTION

This Interest Payment Option (“Option”) dated this 21st day of March, 2001, is offered by eBANKER USA.COM, INC., a Colorado corporation (“eBanker”) having an address of 1700 Lincoln Street, 31st Floor, Denver, Colorado 80203 to GLOBAL MED TECHNOLOGIES, INC., a Colorado corporation (“Global” or “Borrower”) having an address of 12600 West Colfax Avenue, Suite A500, Lakewood, Colorado 80215 (collectively the “Parties”).

WHEREAS, the Parties entered into a Loan Restructuring and Restatement Agreement (“Agreement”) dated November 19, 2000, and;

WHEREAS, pursuant to the Agreement, Global agreed to pay interest of 12% per annum on a semi-annual basis, with the first interest payment due May 19, 2001;

eBanker wishes to offer an option to Global regarding Global's interest payments to eBanker pursuant to the agreement as follows:

eBanker agrees that Global may have the option, with five days prior written notice, to elect and pay to eBanker, before July 1, 2001, Global’s entire interest payment calculated for the life of Agreement, in the form of 1,746,688 shares of Global common stock (calculated at $0.6875 per share, which is prevailing market price of March 22, 2001).

In the event that Global pays down any principal on the loan prior to July 1, 2003, eBanker will return a number of shares determined by calculating the pro-rata interest avoided due to early repayment of principal divided by $0.6875 per share. eBanker will make this calculation on July 1, 2001, July 1, 2002 and July 1, 2003.

Agreed to as of the date first above written:

GLOBAL MED TECHNOLOGIES, INC.                                                       eBANKER USA.COM, INC.

/s/ Michael I. Ruxin                                                                                            /s/ Robert H. Trapp
Dr. Michael I. Ruxin                                                                                           Robert H. Trapp
Chairman                                                                                                             Director